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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 25, 2005
                        (Date of earliest event reported)

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                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

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             Delaware                     0-15291                36-3312434
 (State or other jurisdiction of        (Commission             (IRS Employer
          incorporation)                  File No.)          Identification No.)

                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

         As previously reported, on June 22, 2005, Arlington Inns, Inc. ("Arlington Inns") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Code") in the U.S. Bankruptcy Court for the Northern District of Illinois (the "Court"). On August 31, 2005, Arlington Hospitality, Inc. ("Arlington") and 20 of its subsidiaries and affiliates (collectively, with Arlington Inns and Arlington, the "Debtors") also filed with the Court a voluntary petition for reorganization under Chapter 11. Subsequent to such filing, the two petitions became jointly administered, In re Arlington Hospitality, Inc., et al., No. 05 B 34885.

         On October 25, 2005, the Debtors entered into a definitive Asset Purchase Agreement (the "Agreement") with Sunburst Hospitality Development, Inc. and certain of its affiliates (collectively, the "Sunburst Group") for the Debtors to sell substantially all of their assets (the "Purchased Assets") for approximately $21.3 million (subject to certain adjustments), including the assumption of the mortgage debt on the hotel assets to be purchased, cash of approximately $6.25 million, and all liabilities and obligations arising under the contracts assumed in connection with the Purchased Assets. The Agreement is subject to the bidding procedures of the Chapter 11 proceeding pending in the Court. As part of the Agreement, the Sunburst Group agrees to purchase Arlington's rights in certain contracts, leases and agreements including the development agreement, royalty sharing agreement and the individual hotel franchise agreements between certain Debtors and affiliates of the Cendant Corporation (collectively, the "Cendant Agreements"). The Agreement contemplates the purchase of 10 wholly-owned hotels, ownership interests in four hotel joint-ventures, the Cendant Agreements, and certain other assets. Certain Arlington assets have been excluded from the Agreement including four wholly-owned hotels, the Debtors' corporate headquarters office building, and certain hotel joint venture ownership interests, all of which remain offered for sale. The purchase price assumes that the Cendant development agreement is assumed by the Sunburst Group. The purchase price is subject to increase dollar-for-dollar by an amount equal to the aggregate sum of all amounts in house banks, petty cash and cash registers at the hotels acquired by the Sunburst Group at the effective time of the closing of the sale, and is subject to certain other adjustments.

         The Agreement contemplates Debtors' auction of the assets pursuant to
Section 363 of the U.S. Bankruptcy Code and the Bidding Procedures Order (the "Order") entered by the Court on October 12, 2005, with the Sunburst Group being the "stalking horse" for substantially all the assets at the auction. The agreement calls for the payment of a break up fee to the Sunburst Group of 2% of the purchase price in certain circumstances if a sale to another purchaser is consummated.

         Bids can also be qualified and accepted for the assets excluded from the Sunburst Agreement, including certain individual hotel assets, the office building, and certain joint venture ownership interests.

         As previously disclosed, pursuant to the Order, qualified, competing bids are due by 11:00 a.m. Central Time on November 10, 2005, and the Court has scheduled November 14, 2005 at 11:00 a.m. Central Time as the date and time for the auction to sell the assets to the qualified bidder(s) submitting the highest and best bid(s) for the assets. Additionally, the Court has scheduled the sale approval hearing for November 17, 2005 at 9:30 a.m. Central Time. The bidding procedures Order was filed as an attachment to an 8-K filed October 12, 2005.

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         Consummation of the transactions contemplated by the Agreement is subject to higher and better offers, approval of the Court and customary closing conditions. There can be no assurance of consummation of the transactions contemplated by the Agreement. The Agreement is attached to this Report as
Exhibit 2.1.

         Furthermore, on October 26, 2005, the Court approved and entered a Stipulation and Order between certain Debtors and Cendant Finance Holding Corporation ("Cendant") and AmeriHost Franchise Systems, Inc. ("AFS"). Pursuant to the Stipulation and Order, Cendant and AFS agree not to object to the Debtors' assumption and assignment of the Cendant Agreements on the basis that such assignment and assumption is barred by applicable non-bankruptcy law. Cendant also agrees to provide Debtors with potential modifications to the Development Agreement that, if acceptable to Debtors, could be presented to potential bidders in an effort to maximize the value to the Debtors. Pursuant to the Stipulation and Order, the parties agree that through the earlier of the date on which the Section 363 sale is closed or January 31, 2006, the Debtors' investment banker, Chanin Capital Partners, must coordinate all meetings between Cendant and any bidders for Debtors' assets, including some or all of the Cendant Agreements. The parties further agree to communicate with one another any interests or proposals received from bidders with respect to some or all of the Cendant Agreements.

ITEM 1.03     BANKRUPTCY OR RECEIVERSHIP.

         On October 28, 2005, the following wholly-owned subsidiaries/partnerships of Arlington also filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code: Athens Motel Associates Limited Partnership II, Batesville MS 595 Limited Partnership, APA/Hammond, IN, Inc., and AP Hotels of Missouri, Inc. (the "Subsidiaries"). The Subsidiaries filed a motion requesting that the Chapter 11 filing be consolidated and administered jointly together with the Chapter 11 filings of the Debtors. The Subsidiaries' Chapter 11 filings were filed as part of, and to facilitate the consummation of, the transactions contemplated by the Asset Purchase Agreement (described above under Item 1.01 of this Report).

ITEM 8.01.    OTHER MATTERS

         Arlington issued a press release announcing the execution of the Asset Purchase Agreement and the entry of the Stipulation and Order. A copy of the press release is attached hereto as Exhibit 99.1.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

EXHIBIT     DESCRIPTION
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     2.1    Asset Purchase Agreement by and among Arlington Hospitality Inc. and certain affiliates and Sunburst Hotel Holding, Inc. and certain affiliates dated as of October 25, 2005.
    99.1    Press Release of Arlington Hospitality, Inc. dated October 31, 2005.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 31, 2005


                                        Arlington Hospitality, Inc.
                                        (Registrant)

                                        By:  /s/ Stephen K. Miller
                                             -----------------------------------
                                                 Stephen K. Miller
                                                 Interim Chief Executive Officer

                                        By:  /s/ James B. Dale
                                             -----------------------------------
                                                 James B. Dale
                                                 Senior Vice President and
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX



EXHIBIT     DESCRIPTION
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     2.1    Asset Purchase Agreement by and among Arlington Hospitality Inc. and certain affiliates and Sunburst Hotel Holding, Inc. and certain affiliates dated as of October 25, 2005.
    99.1    Press Release of Arlington Hospitality, Inc. dated October 28, 2005.